                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                             --------------------

                                   FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)
                                                ---------

                             --------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

           New York                                     13-3818954
(Jurisdiction of incorporation                      (I. R. S. Employer
 if not a U. S. national bank)                      Identification No.)

      114 West 47th Street                               10036-1532
       New York, New York                                (Zip Code)
     (Address of principal
       executive offices)


                             --------------------
                              Vail Resorts, Inc.
              (Exact name of obligor as specified in its charter)


                Delaware                               51-0291762
     (State or other jurisdiction of               (I. R. S. Employer
      incorporation or organization)              Identification No.)

           137 Benchmark Road                            81620
                Avon, CO                               (Zip code)
(Address of principal executive offices)


                             --------------------

                   8-3/4% Senior Subordinated Notes due 2009
                      (Title of the indenture securities)

                                    GENERAL

1. General Information
   -------------------

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

       Federal Reserve Bank of New York (2nd District), New York, New York
          (Board of Governors of the Federal Reserve System)
       Federal Deposit Insurance Corporation, Washington, D.C.
       New York State Banking Department, Albany, New York

  (b) Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the Obligor
   -----------------------------

   If the obligor is an affiliate of the trustee, describe each such affiliation.

       None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

  Vail Resorts, Inc. currently is not in default under its indenture. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
  of Form T-I are not required under General Instruction B.

16. List of Exhibits
    ----------------

    T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2 --   Included in Exhibit T-1.1.

    T-1.3 --   Included in Exhibit T-1.1.

16. List Of Exhibits
    ----------------
    (cont'd)

    T-1.4   -  The By-Laws of United States Trust Company of New York, as
               amended, is incorporated by reference to Exhibit T-1.4 to Form
               T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
               33-97056).

    T- 1.6  -  The consent of the trustee required by Section 321(b) of the
               Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

    T-1.7   -  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of June 14, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                ---------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 14th day of June 1999.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By: /s/ Cynthia Chaney
    --------------------------
     Cynthia Chaney
     Assistant Vice President

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036



September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK

     /s/Gerard F. Ganey
     --------------------------
        Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7


                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31,1999
                                 -------------
                               ($ IN THOUSANDS)


ASSETS
------
Cash and Due from Banks                        $     139,755

Short-Term Investments                                85,326

Securities, Available for Sale                       528,160

Loans                                              2,081,103
Less: Allowance for Credit Losses                     17,114
                                                ------------
  Net Loans                                        2,063,989

Premises and Equipment                                57,765
Other Assets                                         125,780
                                                ------------
  Total Assets                                  $  3,000,775
                                                ============

LIABILITIES
-----------
Deposits:
  Non-Interest Bearing                            $  623,046
  Interest Bearing                                 1,875,364
                                                ------------
   Total Deposits                                  2,498,410


Short-Term Credit Facilities                         184,281
Accounts Payable and Accrued Liabilities             126,652
                                                ------------
  Total Liabilities                             $  2,809,343
                                                ============

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                          14,995
Capital Surplus                                       53,041
Retained Earnings                                    121,759
Unrealized Gains on Securities
 Available for Sale (Net of Taxes)                     1,637
                                                ------------

Total Stockholder's Equity                           191,432
                                                ------------
 Total Liabilities and
 Stockholder's Equity                             $3,000,775
                                                ============


I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

May 18, 1999